FOR IMMEDIATE RELEASE

Legend Media, Inc. Announces Acquisition of Additional Radio Minutes in Shenzhen

BEIJING, September 11, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTC BB:LEGE.OB, LM2-Frankfurt - News), a rapidly growing advertising business focused on the Chinese radio market, today announced entrance into a contract to acquire the rights to radio advertising in Shenzhen, China, a rapidly growing city of over 12 million residents. Situated just north of Hong Kong, Shenzhen is considered one of the most economically developed cities in China, ranking seventh highest in GDP per capita.

The contract grants Legend Media exclusive rights to 45,990 minutes of radio advertising inventory at an average cost of under $15 per minute. The newly-acquired rights bring Legend Media one step closer to reaching its goal of adding six channels to its rapidly-expanding inventory by the end of 2008.

“The addition of a channel in Shenzhen is a tremendous step that puts us ahead of plan for 2008. Considering that we just closed an acquisition in Beijing very recently and operations for the first acquisition in Tianjin have surpassed internal forecasts with an EBITDA margin of over 50%, we remain bullish on the market opportunities. We are confident that the highly developed Shenzhen market will add further value in terms of our proposition to advertisers,” said Jeffrey Dash, CEO of Legend Media, Inc.

Legend Media has already begun the process of transitioning control of Shenzhen’s radio advertising. By deploying Beijing-based management to head up the transition, the Company expects to have a fully operational team in place in the next six weeks.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited (``Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Cautionary Notice Regarding Forward-Looking Statements

This news release contains ``forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. Such risks include, but are not limited to, the risks that the Company will be unable to close the acquisition [it is not clear above that the acquisition is subject to closing conditions], identify and acquire additional advertising rights, obtain financing and/or generate operating capital, and engage and retain qualified personnel in order to achieve its planned growth and expansion in China. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:
Legend Media, Inc.
Jeffrey Dash
(310) 933-6050
j.dash@legend-media.com